BRANDEN T. BURNINGHAM
                               ATTORNEY AT LAW
                       455 EAST 500 SOUTH, SUITE 205
                         SALT LAKE CITY, UTAH 84111

ADMITTED IN UTAH AND CALIFORNIA                      TELEPHONE: (801) 363-7411
                                                     FACSIMILE: (801) 355-7126

April 30, 2004


Gold Standard, Inc.
136 South Main Street, Suite 712
Salt Lake City, Utah 84101


Re: Opinion letter dated April 30, 2004, regarding shares of common stock of Gold Standard, Inc., a Utah corporation (the "Company")


Gentlemen:

     I hereby consent to being named in the Prospectus included in the Company's Registration Statement on Form SB-2 as having rendered the above-referenced opinion and as having represented the Company in connection with such Registration Statement.

                                       Sincerely yours,

                                       /s/ Branden T. Burningham

                                       Branden T. Burningham